SECOND AMENDMENT

TO

TERRITORY LICENSES NO. 1 & 2

BETWEEN

NAVIGATION TECHNOLOGIES NORTH AMERICA, LLC

AND

NAVITRAK INTERNATIONAL CORPORATION

This amendment ("Second Amendment") to Territory Licenses No. 1 and 2 of the Data License and Reseller Agreement between Navigation Technologies Corporation North America, LLC (“NT”) and Navitrak International Corporation (“LICENSEE”) dated March 30, 2001 is made and entered into by and between the parties as of March 30, 2003 (“Effective Date”).

1.	Term.

The Expiration Date of Territory Licenses No. 1 and 2 are amended as follows:

Expiration Date:	March 29, 2004

Navigation Technologies North America, LLC		Navitrak International Corporation
By:	/s/ Lawrence M. Kaplan	By:	/s/ Joel Strickland
Name:	Lawrence M. Kaplan	Name:	Joel Strickland
Title:	VP & General Counsel	Title:	CEO
Date:	6/9/03	Date:	6/06/03